Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact: Marlon Nurse, D.M. Senior Vice President 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES 2018 SECOND QUARTER AND YEAR-TO-DATE

FINANCIAL RESULTS

Revenue increased 27%, Gross Profit jumped 86%

Gross Profit Margin was 22%, Net Income Earnings Per Share of $0.03

Conference call to be held today at 9:00 A.M. EDT

HOUSTON, TX, August 9, 2018 -- Vertex Energy, Inc. (VTNR), a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products, announced today its financial results for the second quarter and six months ended June 30, 2018.

FINANCIAL HIGHLIGHTS FOR SECOND QUARTER OF 2018

•	Consolidated revenue increased to $47 million, a 27% increase from the second quarter of 2017.
•	Gross profit was $10.1 million, an increase of 86% from the second quarter of 2017.
•	Gross profit margin was 22%.
•	Total overall volume declined 7% from a year ago.
•	Consolidated per barrel margin increased 102% over the same period a year ago.
•	Net income available to common shareholders was $1.4 million, or $0.03 per share.

FINANCIAL HIGHLIGHTS FOR FIRST SIX MONTHS OF 2018

•	Consolidated revenue increased to $88.3 million, a 23% rise from the same period in 2017.
•	Gross profit was $16.4 million, an improvement of 73% from the prior year.
•	Gross profit margin was 19%.
•	Total overall volume decreased 5% from a year ago.
•	Consolidated per barrel margin increased 85% over the same period a year ago.
•	Net loss available to common shareholders was $2.0. million, or a loss of $0.06 per share.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy, Inc., stated, “We are pleased with our second quarter financial results, as our capital investments continue to yield positive results. Our spreads at both the Marrero and Heartland facilities were strong, while there was high demand for both base oil and fuels. Our gross margin and net income also showed improvement year-over-year.”

Mr. Cowart added, “We are encouraged by our business operations and financial performance in the second quarter. Based on these results, we believe that momentum can carry over into the second half of 2018. We continue to see higher production volumes and better sales for our products at both of our facilities. Also, our collected volume, which represents the volumes we collect with our own equipment and provides a significant margin contribution, rose 22% year-over-year and puts us on target to collect 30 million gallons at the end of 2018. We collected 26 million gallons of used motor oil in 2017. We remain committed to our capital funded project timeline.”

SECOND QUARTER 2018 FINANCIAL RESULTS CONFERENCE CALL DETAILS

Management will host a conference call today at 9 A.M. EDT. Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 1-201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until November 15, 2018, and may be accessed by dialing 1-877-660-6853 from the U.S. or 1-201-612-7415 for international callers using conference ID #13681767.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. With its headquarters in Houston, Texas, Vertex is one of the largest processors of used motor oil in the U.S. and has processing capacity of over 115 million gallons annually with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also has a facility, Myrtle Grove, located on a 41 acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that includes nine million gallons of storage. Vertex has implemented a cost-effective strategy for building its feedstock supply by establishing a successful self-collection and aggregation system. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry in North America. For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.'s investor relations representative Marlon Nurse, D.M. at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc.

Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net (loss) income
attributable to Vertex Energy, Inc.	$2,530,068	$(1,867,506)	$271,446	$(5,063,914)
Add (deduct):
Interest Income	(659)	(2,277)	(659)	(4,229)
Interest Expense	847,456	618,448	1,649,971	1,954,935
Depreciation and amortization	1,733,076	1,645,030	3,427,175	3,245,090
Tax (expense) benefit	—	—	—	—

EBITDA*	5,109,941	393,695	5,347,933	131,882
Add (deduct): Stock-Based compensation	183,750	148,736	329,721	297,473

Adjusted EBITDA	$5,293,691	$542,431	$5,677,654	$429,355

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as

EBITDA before stock-based compensation expense. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
•	Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$1,718,830	$1,105,787
Accounts receivable, net	12,589,375	11,288,991
Federal income tax receivable	274,423	—
Inventory	8,461,737	6,304,842
Prepaid expenses	1,313,173	1,771,832
Total current assets	24,357,538	20,471,452

Noncurrent assets
Fixed assets, at cost	67,226,898	65,237,652
Less accumulated depreciation	(18,945,357)	(16,617,824)
Fixed assets, net	48,281,541	48,619,828
Goodwill and other intangible assets, net	13,666,774	14,499,354
Federal income tax receivable	—	274,423
Other assets	646,359	440,417
TOTAL ASSETS	$86,952,212	$84,305,474

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$12,265,972	$10,318,738
Dividends payable	548,904	420,713
Capital leases-current	121,864	—
Current portion of long-term debt, net of unamortized finance costs	906,548	1,616,926
Derivative commodity liability	46,614	—
Revolving note	3,774,730	4,591,527
Total current liabilities	17,664,632	16,947,904
Long-term liabilities
Long-term debt, net of unamortized finance costs	14,532,663	13,531,179
Capital leases-long-term	317,437	—
Contingent consideration	236,680	236,680
Derivative warrant liability	2,201,246	2,245,408
Total liabilities	34,952,658	32,961,171

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,499,059 and 3,427,597 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively with a liquidation preference of $10,847,083 and $10,625,551 at June 30, 2018 and December 31, 2017, respectively.	7,931,530	7,190,467

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 13,105,989 and 13,151,989 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively with a liquidation preference of $20,445,343 and $20,517,103 at June 30, 2018 and December 31, 2017, respectively.	16,100,770	15,769,478
Total Temporary Equity	24,032,300	22,959,945
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 and 453,567 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively with a liquidation preference of $625,590 and $675,815 at June 30, 2018 and December 31, 2017, respectively.	420	454

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, 31,568 and 31,568 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively with a liquidation preference of $3,156,800 and $3,156,800 at June 30, 2018 and December 31, 2017, respectively.	32	32

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 33,357,538 and 32,658,176 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively.	33,358	32,658
Additional paid-in capital	69,185,118	67,768,509
Accumulated deficit	(41,832,954)	(39,816,300)
Total Vertex Energy, Inc. stockholders' equity	27,385,974	27,985,353
Non-controlling interest	581,280	399,005
Total Equity	27,967,254	28,384,358
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$86,952,212	$84,305,474

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$46,917,770	$36,912,779	$88,285,965	$71,683,393
Cost of revenues (exclusive of depreciation and amortization shown separately below)	36,796,258	31,466,029	71,841,409	62,167,583
Gross profit	10,121,512	5,446,750	16,444,556	9,515,810

Operating expenses:
Selling, general and administrative expenses	5,364,591	5,359,897	11,010,033	10,589,734
Depreciation and amortization	1,733,076	1,645,030	3,427,175	3,245,090
Total operating expenses	7,097,667	7,004,927	14,437,208	13,834,824
Income (loss) from operations	3,023,845	(1,558,177)	2,007,348	(4,319,014)
Other income (expense):
Interest income	659	2,277	659	4,229
Gain (loss) on sale of assets	8,843	(26,399)	51,523	(39,499)
Gain (loss) on change in value of derivative liability	475,913	384,769	44,162	1,305,441
Interest expense	(847,456)	(618,448)	(1,649,971)	(1,954,935)
Total other income (expense)	(362,041)	(257,801)	(1,553,627)	(684,764)
Income (loss) before income tax	2,661,804	(1,815,978)	453,721	(5,003,778)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	2,661,804	(1,815,978)	453,721	(5,003,778)
Net income (loss) attributable to non-controlling interest	131,736	51,528	182,275	60,136
Net income (loss) attributable to Vertex Energy, Inc.	2,530,068	(1,867,506)	271,446	(5,063,914)

Accretion of discount on Series B and B-1 Preferred Stock	(470,825)	(410,097)	(928,678)	(843,298)
Accrual of dividends on Series B and B-1 Preferred Stock	(620,069)	(418,571)	(1,359,423)	(836,208)
Net income (loss) available to common shareholders	$1,439,174	$(2,696,174)	$(2,016,655)	$(6,743,420)
Income (loss) per common share
Basic	$0.03	$(0.08)	$(0.06)	$(0.21)
Diluted	$0.03	$(0.08)	$(0.06)	$(0.21)
Shares used in computing earnings per share
Basic	33,300,456	32,350,218	33,182,748	32,650,347
Diluted	37,013,651	32,350,218	33,182,748	32,650,347

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)

	Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities
Net income (loss)	$453,721	$(5,003,778)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation expense	329,721	297,473
Depreciation and amortization	3,427,175	3,245,090
(Gain) loss on sale of assets	(51,523)	39,499
(Increase) decrease in fair value of derivative warrant liability	(44,162)	(1,305,441)
Loss on commodity derivative contracts	1,212,087	—
Net cash settlements on commodity derivatives	(1,393,970)	—
Amortization of debt discount and deferred costs	290,746	428,159
Changes in operating assets and liabilities
Accounts receivable	(1,300,384)	1,331,191
Inventory	(2,156,895)	(208,027)
Prepaid expenses	687,156	1,883,798
Accounts payable and accrued expenses	1,947,234	(1,615,582)
Other assets	(205,942)	129,200
Net cash provided by (used in) operating activities	3,194,964	(778,418)
Cash flows from investing activities
Acquisition of SES	(269,823)	—
Acquisition of Acadiana	—	(710,350)
Acquisition of Nickco	—	(1,096,730)
Purchase of fixed assets	(1,570,094)	(990,096)
Proceeds from sale of fixed assets	85,230	223,296
Net cash provided by (used in) investing activities	(1,754,687)	(2,573,880)
Cash flows from financing activities
Payments on capital leases	(10,797)	—
Payment of debt issuance costs	—	(1,718,088)
Line of credit (payments) proceeds, net	(816,797)	109,710
Proceeds from note payable	1,667,426	14,763,297
Payments on note payable	(1,667,066)	(11,041,958)
Net cash provided by (used in) financing activities	(827,234)	2,112,961
Net change in cash, cash equivalents and restricted cash	613,043	(1,239,337)
Cash, cash equivalents, and restricted cash at beginning of the period	1,105,787	3,206,158
Cash, cash equivalents, and restricted cash at end of period	$1,718,830	$1,966,821

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,126,362	$746,893
Cash received for income tax benefit	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$34	$36
Conversion of Series B-1 Preferred Stock into common stock	$987,259	$119,440
Accretion of discount on Series B and B-1 Preferred Stock	$928,678	$843,298
Dividends-in-kind accrued on Series B and B-1 Preferred Stock	$1,359,423	$836,207
Equipment acquired under capital leases	$450,098	$—
Contingent consideration on Nickco acquisition	$—	$284,410
Common restricted shares for Nickco acquisition	$—	$408,000
Return of common shares for sale escrow	$—	$1,109